EXHIBIT 32

                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350
                       AS ADOPTED PURSUANT TO SECTION 906
                        OF THE SARBANES-OXLEY ACT OF 2002


     Each of the undersigned hereby certifies, pursuant to 18 U.S.C. Section 1350, in his capacity as an officer of Temecula Valley Bancorp Inc. (the "Company") that, to his knowledge, this Quarterly Report on Form 10-Q for the period ended June 30, 2004 (the "Report") fully complies with the requirements of Section 13(a) of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition of the Company at the end of such period and the results of operations of the Company for such period.


     Date:  August 15, 2004            By: /s/ Stephen H. Wacknitz
                                           -------------------------------------
                                           Stephen H. Wacknitz
                                           President and Chief Executive Officer




     Date:  August 15, 2004            By: /s/ Donald A. Pitcher
                                           -------------------------------------
                                           Donald A. Pitcher
                                           EVP/Chief Financial Officer


A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to Temecula Valley Bancorp Inc. and will be retained by Temecula Valley Bancorp Inc. and furnished to the Securities and Exchange Commission or its staff upon request.





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